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                                  Exhibit 5.02

     Amendment Number Three to Amended and Restated Credit Agreement among Ocular Sciences, Inc., Ocular Sciences Puerto Rico, Inc. and Comerica Bank -
                        California, dated June 28, 1999

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        AMENDMENT NUMBER THREE TO AMENDED AND RESTATED CREDIT AGREEMENT


      This AMENDMENT NUMBER THREE TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of June 28, 1999 is entered into by and between OCULAR SCIENCES, INC., a Delaware corporation ("Ocular Sciences"), and OCULAR SCIENCES PUERTO RICO, INC., a Delaware corporation ("O.S.I. Puerto Rico"), and COMERICA BANK-CALIFORNIA, a California chartered bank (the "Lender").


                                    RECITALS


      A. Ocular Sciences and O.S.I. Puerto Rico (each individually, a "Borrower", and collectively, the "Borrowers") and the Lender are parties to a certain Amended and Restated Credit Agreement dated as of November 7, 1997, as amended by Amendment Number One to Amended and Restated Credit Agreement dated as of August 5, 1998 and Amendment Number Two to Amended and Restated Credit Agreement dated as of April 27, 1999 (as so amended, the "Agreement").

      B. The Borrowers have requested that the Lender amend the Agreement in certain respects.

      C. The Lender is willing so to amend the Agreement upon the terms and subject to the conditions set forth below.


                                   AGREEMENT


      NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings set forth in the Agreement.

      2. The definition of "Cash Flow" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

            CASH FLOW means, for any period, an amount determined as (i) Consolidated Net Income for such period, PLUS (ii) to the extent deducted in determining Consolidated Net Income and without duplication, the sum of (A) all charges for Consolidated Interest Expense,


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     depreciation and amortization for such period, PLUS (B) all non-cash charges required by GAAP relating to dispositions of property, plant and equipment for such period, MINUS (iii) preferred stock dividends paid or payable by Ocular Sciences or any of its consolidated Subsidiaries during such period, all computed and calculated in accordance with GAAP.

     3. Section 5.1(b) of the Agreement is hereby amended to read in its entirety as follows:

          (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Neither of the Borrowers will cause, permit or suffer the Fixed Charge Coverage Ratio as of each Fiscal Quarter End Date to be less than 2.00 to 1.00.

     4. Section 5.1(c) of the Agreement is hereby amended to read in its entirety as follows:

          (c) MINIMUM QUICK RATIO. Neither of the Borrowers will cause, permit or suffer the Quick Ratio as of each Fiscal Quarter End Date to be less than 1.50 to 1.00.

     5. Each Borrower hereby certifies to the Lender that (a) it has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Agreement as amended by this Amendment, (b) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action on the part of each Borrower, (c) the representations and warranties contained in the Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment, and (d) no Event of Default or Potential Default has occurred and is continuing.

     6. Except as specifically amended pursuant to the foregoing paragraphs of this Amendment, the Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     7. This Amendment shall become effective when the Lender shall have received (a) a duly executed original of this Amendment, (b) a Consent of Guarantor duly executed by Ocular Sciences in the form attached hereto, and (c) a Consent of Guarantor duly executed by O.S.I. Puerto Rico in the form attached hereto.

     8. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.


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     9.   This Amendment and the Agreement constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     10. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the date first above written.

                                   OCULAR SCIENCES, INC.


                                   By: /s/ GREGORY E. LICHTWARDT
                                      ------------------------------------
                                      Name:  Gregory E. Lichtwardt
                                      Title: Vice President, Finance
                                             and Chief Financial Officer


                                   OCULAR SCIENCES PUERTO RICO, INC.


                                   By: /s/ GREGORY E. LICHTWARDT
                                      ------------------------------------
                                      Name:  Gregory E. Lichtwardt
                                      Title: Secretary


                                   COMERICA BANK-CALIFORNIA


                                   By: /s/ LORI S. EDWARDS
                                      ------------------------------------
                                      Name:  Lori S. Edwards
                                      Title: Senior Vice President





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                              CONSENT OF GUARANTOR

     The undersigned, as a guarantor under that certain Parent Guaranty dated as of November 7, 1997 (the "Parent Guaranty") executed in favor of COMERICA BANK-CALIFORNIA, a California chartered bank (the "Lender"), with respect to the obligations of OCULAR SCIENCES PUERTO RICO, INC., a Delaware corporation, owing to the Lender, hereby acknowledges notice of the foregoing Amendment Number Three to Amended and Restated Credit Agreement dated as of June 28,
1999, consents to the terms contained therein, and agrees that the Parent Guaranty shall remain in full force and effect, without defense, offset or counterclaim.

                                        OCULAR SCIENCES, INC.


                                        By:  /s/ GREGORY E. LICHTWARDT
                                             -----------------------------------
                                             Name:  Gregory E. Lichtwardt
                                             Title: Vice President, Finance
                                                    and Chief Financial Officer


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                              CONSENT OF GUARANTOR

     The undersigned, as a guarantor under that certain Amended and Restated Subsidiary Guaranty dated as of November 7, 1997 (the "Subsidiary Guaranty") executed in favor of COMERICA BANK-CALIFORNIA, a California chartered bank (the "Lender"), with respect to the obligations of OCULAR SCIENCES, INC., a Delaware corporation, owing to the Lender, hereby acknowledges notice of the foregoing Amendment Number Three to Amended and Restated Credit Agreement dated as of June 28, 1999, consents to the terms contained therein, and agrees that the Subsidiary Guaranty shall remain in full force and effect, without defense, offset or counterclaim.

                                        OCULAR SCIENCES PUERTO RICO, INC.


                                        By:  /s/ GREGORY E. LICHTWARDT
                                             -----------------------------------
                                             Name:  Gregory E. Lichtwardt
                                             Title: Secretary



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